EXHIBIT 10.4

ASSISTANCE SERVICES AGREEMENT

THIS ASSISTANCE SERVICES AGREEMENT IS MADE AND ENTERED INTO AS OF THE EFFECTIVE DATE BY AND BETWEEN:

1.           NXP SOFTWARE B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its registered office in Eindhoven, the Netherlands, with registration number 17192886 in the trade register of the Netherlands Chamber of Commerce and Industry for Oost-Brabant, having a principal place of business at High Tech Campus 41, 5656 AE Eindhoven, the Netherlands (“NXP SOFTWARE”); and

2.           LOCATION BASED TECHNOLOGIES INC., a company incorporated in the state of Nevada, having its principal place of business at 4989 E. La Palma Avenue, Anaheim, California, 92807 (“LBT”).

WHEREAS:

A.          NXP SOFTWARE develops and licenses, amongst others, real-time software GPS technologies;

B.          NXP SOFTWARE provides, amongst others, Internet-based GPS assistance services;

C.          LBT develops GPS based consumer products for locating persons and/or items;

D.          NXP SOFTWARE is willing to provide licenses and services for use of its software GPS technologies by LBT in some or all of their consumer GPS-based products;

E.           The Parties have executed a Framework Agreement that sets forth the principal terms under which the parties shall conduct business;

F.           This Assistance Service Agreement sets forth the additional terms under which NXP Software shall provide Internet based Assistance Services for use with NXP SOFTWARE’s GPS technologies to LBT.

SECTION 1.0 – FRAMEWORK AGREEMENT

The terms of the Framework Agreement shall apply to this Assistance Service Supplemental Agreement (the “Supplemental Agreement”) mutatis mutandis.  In the event that any term or clause herein shall be in conflict with any term or clause within the Framework Agreement then the terms of this Assistance Service Agreement shall prevail  for the exclusive and limited scope of this Assistance Service Agreement.

ARTICLE 2.0 - ASSISTANCE SERVICES; LIMITED SERVICE LICENSE

2.1         Service Provision.  Subject to LBT’s payment of the Service Fees and during the term of this Assistance Services Agreement, NXP SOFTWARE shall use commercially reasonable efforts to provide the Assistance Services to LBT for the exclusive use of the Assistance Services with the Products.

2.2         Internet Delays.  NXP SOFTWARE’s ASSISTANCE SERVICES MAY BE SUBJECT TO LIMITATIONS, DELAYS, AND OTHER PROBLEMS INHERENT IN THE USE OF THE INTERNET AND ELECTRONIC COMMUNICATIONS.  NXP SOFTWARE IS NOT RESPONSIBLE OR LIABLE FOR ANY DELAYS, SERVICE FAILURES, OR OTHER DAMAGE RESULTING FROM SUCH PROBLEMS.

2.3         Failure of Third Parties.  NXP SOFTWARE’S ASSISTANCE SERVICES ARE DEPENDENT UPON THIRD PARTIES’ DELIVERIES AND SERVICES.  NXP SOFTWARE  IS NOT RESPONSIBLE OR LIABLE FOR ANY DELAYS, SERVICE FAILURES, OR OTHER DAMAGES RESULTING FROM THE FAILURE OF THIRD PARTIES TO DELIVER THESE DELIVERIES AND/OR TO PERFORM THESE SERVICES.

2.3         Service License.  Subject to the terms and conditions of this Assistance Service Agreement, NXP SOFTWARE hereby grants to LBT, and LBT hereby accepts from NXP SOFTWARE, a non-exclusive, personal, non-transferable worldwide usage license, without the right to sublicense, to the Assistance Services (hereafter the “Licensed Services”), to:

     (i)            use the Licensed Services to implement a Cached Proxy Assistance Service;

     (ii)           use the Cached Proxy Assistance Service for exclusive use in conjunction with the Licensed Technology in Products;

     (iii)          use the Cached Proxy Assistance Service for maintaining and supporting its Products with the integrated Licensed Software including, but not limited to:

                              a.    performing error-correction and Customer support on said Products;

                              b.    testing and evaluating the (performance of) the Licensed Software; and

                              c.    training its (support) engineers;

2.4         No Other Rights or Licenses.  Other than the limited usage license granted to LBT under section 2 herein, no other rights or licenses are granted, or implied by estoppel or otherwise, under any Intellectual Property Rights of NXP SOFTWARE and/or its Affiliates or any intellectual property residing in the Assistance Service of the Licensed Technology.

2.5         End User Use by Cached Proxy.  It is agreed by the Parties that End Users shall not directly access the Licensed Services.  LBT shall take sole responsibilities for implementing and maintaining a Cached Proxy Assistance Service.

2.6         Service Level.  NXP SOFTWARE shall use all reasonable commercial efforts to ensure that the Assistance Services do not experience more than four (4) Service Outages in any calendar year.  Any Service Outage shall not exceed four (4) hours in duration.

2.7         Scheduled Downtime.  NXP SOFTWARE reserves the right to schedule and carry out Service Maintenance Downtimes for the Assistance Service for the purposes of maintenance and upgrade.  In the event that NXP SOFTWARE must carry out a Service Maintenance Downtime and prior to it being carried out, the Parties shall agree in good faith a suitable time for such Service Maintenance Downtime.

2.8         No End User License.  This Agreement shall not grant any license whatsoever to any End User.

ARTICLE 3.0 - SERVICE FEES

In consideration of the Services (to be) provided under this Assistance Services Agreement, LBT shall pay to NXP SOFTWARE the non-refundable Service Fees as set forth in Exhibit SA1.  In the event that parties wish to continue this Services beyond the timeframe stipulated in Exhibit SA1, the parties shall enter into negotiations to agree upon the new Service Fees and upon agreement of the new Service Fees shall execute an appropriate amendment to this Assistance Services Agreement to cover the extended period for which the Assistance Services shall be continued.

ARTICLE 4.0 - DURATION AND TERMINATION

4.1         Duration.  This Assistance Service Agreement shall become effective as of the date that the Framework Agreement will become effective and shall remain in force for as long as the Framework Agreement remains effective unless parties explicitly agree otherwise.

4.2         Termination.  LBT may terminate this Assistance Services Agreement by serving a minimum of thirty (30) days notice to NXP SOFTWARE prior to the next Service Fee Due Date.  Such termination shall come into effect at the next Service Fee Due Date.

ARTICLE 5.0 – INTELLECTUAL PROPERTY RIGHTS

5.1         Ownership of Assistance Service.  NXP Software, its Affiliates licensors or suppliers shall retain all right, title and interest, including all related Intellectual Property Rights, in and to the Assistance Service and the Service Infrastructure.

5.2         No Offer of Sale.  This Assistance Service does not, and shall not be construed to , grant any license, right or title in, nor offer for sale, or otherwise transfer, the Assistance Service, Licensed Technology or Service Infrastructure, or any part thereof, to LBT or any other third party.

ARTICLE 6.0 – SERVICE INTEGRATION SUPPORT

6.1         Integration Support.  NXP SOFTWARE shall provide email and telephone based technical support during the UK working hours of 9am GMT to 5pm GMT to LBT for the limited purpose of integration of the Assistance Service from the Effective Date until 1st May 2008.

IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement by their duly authorized officers as of the Effective Date.

LOCATION BASED TECHNOLOGIES INC.	NXP SOFTWARE B.V.

By: /s/ Joseph F. Scalisi	By: /s/ Stefan Franco
Name: Joseph F. Scalisi	Name: Stefan Franco
Title: Chief Development Officer	Title: Financial Director
Date: February 28, 2008	Date: 29 February 2008

Address for notices:	By: /s/ K. H. Van Holten
Name: K. H. Van Holten
Location Based Technologies Inc.	Title: Director
4989 E. La Palma Avenue	Date: 29 February 2008
Anaheim
California 92708	By: /s/ P.H.J. De Koning
United States	Name: P.H.J. De Koning
Fax no: +1 (714) 200-0287	Title: Director
Date: 29 February 2008

Address for notices:

Attention: Stefan Franco
NXP Software B.V.
High Tech Campus 41
5656 AE
Eindhoven
Fax no: +31 40 27 25500

EXHIBIT SA1

Description of Assistance Services

The Assistance Service is described in the Arikara Product Specification v1.0 §3.2

The Assistance Service is designed to provide this assistance data to LBT’s server which shall cache this data and provide it LBT’s Products as required.

LBT’s server shall connect to the Assistance Server periodically to update the assistance data that is has within its cache (hereafter the “Cache Update Period”).  The Cache Update Period shall be no more frequently than five (5) minutes.

Service Fees

The Service Fees are paid on a pre-payment basis on calendar quarters according to the following schedule:

Calendar Quarter	Service Fee Due Date	Service Fee
Q2/2008	1st April 2008	EUR	20,000.00
Q3/2008	1st July 2008	EUR	30,000.00
Q4/2008	1st October 2008	EUR	40,000.00
Q1/2009	1st January 2009	EUR	40,000.00
	Total	EUR	130,000.00